Exhibit 5.1

August 16, 2018

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Financial Institutions, Inc., a New York corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 in the aggregate amount of any combination of the following:

(i)	debt securities of the Company, whether senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”);

(ii)	shares of common stock, $0.01 par value, of the Company (“Common Stock”);

(iii)	shares of preferred stock, $100 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);

(iv)	warrants to purchase Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”);

(v)

purchase contracts of the Company (“Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from the holders, the Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities at a future date or dates; and

(vi)	units comprised of one or more of the securities described above in any combination (the “Units”).

Financial Institutions, Inc.

August 16, 2018

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.”

As such counsel, and for purposes of our opinion set forth below, we have reviewed such documents, including the subordinated indenture between the Company and Wilmington Trust, National Association, as trustee dated April 15, 2015 (the “Subordinated Indenture”), and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Purchase Contracts), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s certificate of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization and (c) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and, if applicable, (d) certificates representing such Securities have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise;

•

with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the New York Department of State of a certificate of amendment to the Charter providing for the issuance of a series of Preferred Stock in accordance with the Charter and applicable law;

Financial Institutions, Inc.

August 16, 2018

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with respect to Senior Debt Securities, (a) the qualification of the trustee to act as trustee under the indenture or a supplemental indenture relating to such Senior Debt Security and (b) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Senior Debt Securities by the Company and the trustee thereunder and/or (c) the establishment of the terms of such Senior Debt Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (d) the execution, authentication and issuance of such Senior Debt Securities in accordance with the applicable indenture or supplemental indenture and applicable law;

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with respect to Subordinated Debt Securities, (a) the authorization, execution and delivery of a supplemental indenture to the Subordinated Indenture relating to such Subordinated Debt Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Subordinated Debt Securities by the Company in conformity with the Subordinated Indenture, supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Subordinated Debt Securities in accordance with the Subordinated Indenture, supplemental indenture and applicable law;

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with respect to Warrants, Units or Purchase Contracts (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law and (c) any Securities issuable upon conversion, exchange, redemption or exercise of such Warrants, Units or Purchase Contracts being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and

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with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Financial Institutions, Inc.

August 16, 2018

2.	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Upon the Future Authorization and Issuance of Senior Debt Securities, such Senior Debt Securities will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Subordinated Debt Securities, such Subordinated Debt Securities will be valid and binding obligations of the Company.

5.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

6.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

7.	Upon the Future Authorization and Issuance of Purchase Contracts, such Purchase Contracts will be valid and binding obligations of the Company.

8.	Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be legally issued and will entitle their holders to the rights specified in the deposit agreement.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion with respect to the effect of any law other than the law of the State of New York.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

Financial Institutions, Inc.

August 16, 2018

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP